EXHIBIT 99.1

Investor Relations Contact:
 Ken Lowe
Sigma Designs, Inc.
Tel: 408/957-9850
Fax: 408/957-9741
IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS SECOND QUARTER RESULTS

MILPITAS, Calif.-August 24, 2004-Sigma Designs®, Inc. (Nasdaq: SIGM), a leader in digital media processors for consumer appliances, announced results for its fiscal quarter ended July 31, 2004.

        Net revenues for the second quarter were $8,088,000, up 4% from $7,784,000 for the previous quarter and up 3% from $7,874,000 reported for the same period last year. Sigma reported a net profit of $1,169,000 or $0.06 per basic and $0.05 per diluted share in the second quarter. This compares to a net profit of $163,000, or $0.01 per basic and diluted share for the previous quarter, and a net profit of $671,000 or $0.04 per basic and $0.03 per diluted share during the same period one year ago.

      "We are pleased to report a sequential increase in revenue for the second quarter, which is seasonally our slowest quarter. Demand for our media processors increased slightly during the quarter in the connected media player segment, with the anticipation of growth in the second half driven by the roll-out of Windows Media based consumer appliances. We are also pleased to report our sixth consecutive quarter of profitability, which is supported by our exceptionally strong gross margins. Looking forward, we remain optimistic in our ability to deliver substantial growth and improved levels of profitability over last year," stated Thinh Tran, chairman and chief executive officer, Sigma Designs.

Recent business developments include:

  Announced that Jamo has begun a new strategy focused on delivering advanced digital video consumer products, including digital televisions, networked DVD players and multi-function recorders, all based on Sigma's media processing solutions. This current development builds on the success of Jamo's plasma TV, introduced in the spring of 2004, which used Sigma's EM8610 media processor.
  Announced jointly with Vertex Link, the first wireless networked, high definition multimedia player called MediaWiz HD. MediaWiz HD is equipped with the Sigma Designs EM8620L and supports video decoding of Windows Media Video 9 (WMV9), as well as supporting IEEE802.11g (broadband wireless LAN standard).
  Announced that LodgeNET, the leading provider of broadband services to the hospitality industry, is now demonstrating products that provide high definition video entertainment services, based on EM8620L media processors from Sigma Designs.
  Announced jointly with Atheros Communications and Syabas (middleware) the Envision 8550W and 8620LW reference designs for wireless-enabled digital media adapters and DVD player applications.
  Announced jointly with Ahead Software, the first Nero Digital enabled CE devices based on the Sigma EM85xx platform for next-generation DVD players and consumer electronics products.
  Announced that I-O Data launched its networked, multi-function DVD player, the AVeL LinkPlayer, which is based on the Sigma EM8620L and features support of WMV9 format, as well as wireless network support.

        The conference call relating to second quarter results will take place following this announcement at 5:00 PM EDT today, August 24. The dial-in number is 1-888-396-2369 (international callers dial 617-847-8710) and the passcode is 56003048. Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/investors/overview or over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing into 1-888-286-8010 (international callers dial 617-801-6888) and use passcode 77848068. The audio replay will be available for one week after the call. For further information, please see the link on our website at www.sigmadesigns.com.

About Sigma Designs, Inc.

        Sigma Designs (Nasdaq: SIGM) specializes in silicon-based MPEG decoding for streaming video, progressive DVD playback, and advanced digital set-top boxes. Sigma's award-winning REALmagic® Video Technology is used in both commercial and consumer applications providing highly integrated solutions for high-quality decoding of MPEG-1, MPEG-2 and MPEG-4. Headquartered in Milpitas, Calif., Sigma also has sales offices in China, Europe, Hong Kong, Japan, Korea and Taiwan. For more information, please visit our web site at www.sigmadesigns.com.

        REALmagic and Sigma Designs are registered trademarks of Sigma Designs. All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.

Safe Harbor Statement

        This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the anticipation of growth, including substantial revenue growth over last year and improved levels of profitability, as well as actual and anticipated new products and design wins. Actual results may vary materially due to a number of factors including, but not limited to, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry, the rate of growth of the set-top box market in general, our ability to deploy and achieve market acceptance for Sigma products in these markets, the ability of our REALmagic MPEG silicon to compete with other technologies in these emerging markets, the risk that such products will not gain widespread acceptance or will be rendered obsolete by product offerings of competitors or by alternative technologies, the risk that anticipated design wins will not materialize and that actual design wins will not translate into launched product offerings, and other risks including delays in the manufacturer's deployment of set-top boxes. Other risk factors are detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended January 31, 2004 and on Form 10-Q for the quarter ended April 30, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Following are comparative, unaudited highlights of the second quarter and first-half of fiscal 2005:

Quarter ended July 31,	2004	2003
Net revenues	$ 8,088,000	$ 7,874,000
Net income	$ 1,169,000	$ 671,000
Basic net income per share	$ 0.06	$ 0.04
Basic weighted average shares	20,750,000	19,152,000
Diluted net income per share	$ 0.05	$ 0.03
Diluted weighted average shares	23,135,000	22,653,000
Six months ended July 31,	2004	2003
Net revenues	$ 15,872,000	$ 15,709,000
Net income	$ 1,332,000	$ 1,097,000
Basic net income per share	$ 0.06	$ 0.06
Basic weighted average shares	20,712,000	18,390,000
Diluted net income per share	$ 0.06	$ 0.05
Diluted weighted average shares	23,230,000	21,371,000

SIGMA DESIGNS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31,	January 31,
	2004	2004*
Assets

Current assets:
Cash and cash equivalents	$17,887	$18,962
Accounts receivable, net	5,881	5,283
Inventories	3,849	2,614
Prepaid expenses & other	472	518

Total current assets	28,089	27,377

Equipment and leasehold improvements, net	1,127	1,028
Long-term investments	3,313	1,313
Other assets	100	74

Total	$32,629	$29,792

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$2,542	$1,666
Accured liabilities and other	1,988	1,838
Current portion of capital lease obligations	2	5

Total current liabilities	4,532	3,509

Other long-term liabilities	227	261

Stockholders' equity:
Common stock	87,446	86,948
Accumulated other comprehensive income	55	37
Accumulated deficit	(59,631)	(60,963)

Total shareholders' equity	27,870	26,022

Total	$32,629	$29,792

* Derived from audited balance sheet included in the Company's annual report on Form 10-K for the year ended January 31, 2004

SIGMA DESIGNS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	July 31,		July 31,
	2004	2003	2004	2003
Net revenues	$8,088	$7,874	$15,872	$15,709

Cost and expenses
Costs of revenues	2,300	2,762	4,935	5,980
Research and development	2,848	2,634	5,952	5,074
Sales and marketing	1,222	1,169	2,426	2,358
General and administrative	935	641	1,649	1,156

Total costs and expenses	7,305	7,206	14,962	14,568

Income from operations	783	668	910	1,141

Interest and other income (expense), net	416	4	453	(34)

Income before income taxes	1,199	672	1,363	1,107

Provision for income taxes	30	1	31	10

Net income	$1,169	$671	$1,332	$1,097

Basic net income per share	$0.06	$0.04	$0.06	$0.06

Shares used in computing basic net income per share	20,750	19,152	20,712	18,390

Diluted net income per share	$0.05	$0.03	$0.06	$0.05

Shares used in computing diluted net income per share	23,135	22,653	23,230	21,371